Exhibit 31.3
CERTIFICATION
I, Marc J. Eisenberg, certify that:
1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of ORBCOMM Inc.,; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 5, 2010	/s/ Marc J. Eisenberg
	Name:	Marc J. Eisenberg
	Title:	President and Chief Executive Officer (Principal Executive Officer)